U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                           FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):  July 8, 1999
                    Commission File No.   0-22524

                    REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

 California                              68-0227324
(State or other jurisdiction of         (IRS Employer
incorporation or organization)           Identification Number)

3440 Airway Drive, Santa Rosa  California      95403
(Address of principal executive offices)     (Zip Code)

Issuer's telephone number, including area code:
                                              (707) 542-2600

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.
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For Immediate Release                   For More Information:
                            John Schaeffer, CEO; 707.521.4444
                       Mark Swedlund, President; 707.521.4400
             Linda Malone, Director of Marketing 707.521.4460

  Real Goods Announces Affiliation with Working Assets
                    ShopForChange.com

Santa Rosa, California, 8 July 1999, Real Goods Trading Corporation (Nasdaq: RGTC, Chicago Exchange: RGT), a California based retailer of environmental and renewable energy products using catalogs, retail stores, and the Internet announced today that it has joined ShopForChange.com as an affiliate. ShopForChange.com is a unique online shopping service, which gives 5% of the price of every purchase to nonprofit groups working for peace, human rights, equality, education and the environment. Any customer who accesses the Real Goods website through ShopForChange.com can purchase any item from Real Goods at the normal retail price, with the knowledge that 5% of the purchase price will go to support worthwhile non-profit organizations. ShopForChange.com was launched in June by Working Assets, the socially progressive long distance, credit card and Internet company.

Real Goods Chairman and CEO John Schaeffer commented, We've spent the last 20 years establishing our position as the dominant purveyor of solar and other renewable energy products to consumers. We believe our relatively new Website, which grew by 500% last year, offers more environmentally sound GREEN products to consumers than any other that exists today. Our customers share similar values with Working Assets and we have always respected their work. We are delighted to have the opportunity to participate with Working Assets in the ShopForChange.com program and look forward to a very successful partnership.

President Mark Swedlund added, The Internet has proven to be one of our best sources for new customers in recent months - both for green household goods and gifts as well as for whole house renewable energy systems. Unlike some mass market shopping sites, we believe ShopForChange.com will bring us the types of prospects who are committed to building a sustainable future and who will become very good long-term customers for us. We love this concept and are thrilled to be in on the ground floor of its launch. We also look forward to forming additional strategic alliances with other like-minded companies as the cyber marketplace grows and evolves.

The following constitutes a Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading CERTAIN CONSIDERATIONS in the Companys annual report on Form 10-KSB for the year ended March 31, 1999. These include risks and uncertainties relating to sales growth, availability of capital, customer preferences and the general economy.

Real Goods Trading Corporation sells a broad range of renewable energy and sustainable living products through its catalogs and retail stores and on its Website (www.realgoods.com) (call
1.800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Companys common stock is publicly traded on the Chicago Stock Exchange under the symbol RGT, on the Nasdaq Small Cap market under the symbol RGTC, and through a bulletin board maintained on its web site (http://www.realgoods.com).
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                         SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS TRADING CORPORATION
(Registrant)

Date:  July 8, 1999

By[S]LESLIE B. SEELY
     Leslie B. Seely
     Chief Financial Officer